Filed Pursuant to Rule 424(b)(3)

File No. 333-267485

PROSPECTUS

2,015,985 Shares of Common Stock

This prospectus relates to the offer and resale of up to 2,015,985 shares of our common stock, par value $0.001 per share (“Common Stock”), by B. Riley Principal Capital II, LLC (“B. Riley” or the “Selling Stockholder”). The shares included in this prospectus consist of shares of Common Stock that we have issued or that we may, in our discretion, elect to issue and sell to B. Riley, from time to time after the date of this prospectus, pursuant to a Common Stock Purchase Agreement we entered into with B. Riley on September 2, 2022 (the “Purchase Agreement”), in which B. Riley has committed to purchase from us, at our direction, up to the lesser of (i) $30,000,000 of newly issued shares of the Common Stock, and (ii) the Exchange Cap (as defined below), from time to time during the term of the Purchase Agreement, subject to terms and conditions specified in the Purchase Agreement. Upon our execution of the Purchase Agreement, we issued 10,484 shares of Common Stock to B. Riley (the “Initial Commitment Shares”) as consideration for its irrevocable commitment to purchase shares of our Common Stock at our at our election and in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition to the Initial Commitment Shares, we also agreed, at our election and in our sole discretion, to either (i) issue to B. Riley 10,484 shares of Common Stock (together with the Initial Commitment Shares, the “Commitment Shares”) or (ii) pay B. Riley $150,000 cash (the “Additional Commitment Payment”), in either case prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement. See the section titled “Committed Equity Financing” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding B. Riley.

We are not selling any shares of Common Stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by B. Riley. However, we may receive up to $30,000,000 in aggregate gross proceeds from sales of our Common Stock to B. Riley that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

B. Riley may sell or otherwise dispose of the shares of Common Stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution (Conflict of Interest)” for more information about how B. Riley may sell or otherwise dispose of the Common Stock being offered in this prospectus. B. Riley is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is listed on the Nasdaq Capital Market under the symbol “BEEM.” The last reported sale price of our common stock as quoted on Nasdaq Capital Market was $12.50 on October 3, 2022.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 12 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated October 4, 2022

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, B. Riley may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale by such B. Riley of the securities described in this prospectus.

You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor B. Riley have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. B. Riley is offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find Additional Information.”

For investors outside of the United States: Neither we nor B. Riley have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

Unless otherwise stated or the context requires otherwise, references in this prospectus to “Beam,” the “Company,” “we,” “us,” or “our” refer to Beam Global.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus, are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements that are based on current expectations, estimates, forecasts, and projections about us, the industry in which we operate and other matters, as well as management's beliefs and assumptions and other statements regarding matters that are not historical facts. These statements include, in particular, statements about our plans, strategies and prospects. For example, when we use words such as “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “should,” “would,” “could,” “will,” “opportunity,” “potential” or “may,” and variations of such words or other words that convey uncertainty of future events or outcomes, we are making forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (Securities Act) and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). However, the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause the Company’s actual results to be materially different from any future results expressed or implied by the Company in those statements. The most important factors that could prevent the Company from achieving its stated goals include, but are not limited to, the following:

(a)	volatility or decline of the Company’s stock price, or absence of stock price appreciation;

(b)	fluctuation in quarterly results;

(c)	failure of the Company to earn revenues or profits;

(d)	unavailability of capital or financing to prospective customers of the Company to enable them to purchase products and services from the Company;

(e)	failure to commercialize the Company’s technology or to make sales;

(f)	reductions in demand for the Company’s products and services, whether because of competition, general industry conditions, loss of tax incentives, technological obsolescence or other reasons;

(g)	litigation with or legal claims and allegations by outside parties;

(h)	insufficient revenues to cover operating costs, resulting in persistent losses;

(i)	rapid and significant changes to costs of raw materials from government tariffs or other market factors; and

(j)	increasing spread of the COVID-19 pandemic and its impact on the Company’s business as well as worldwide financial markets.

The foregoing list of risks is not exhaustive and are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, the events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, as well as the information incorporated by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022.

Overview

Beam develops, manufactures and sells high-quality, renewably energized infrastructure products for electric vehicle charging infrastructure, energy storage, energy security, disaster preparedness and outdoor media advertising.

The Company has designed five product lines for the electrification of transportation, that incorporate the same underlying proprietary technology and value for producing a unique alternative to utility grid-tied charging, having a built-in renewable energy source in the form of attached solar panels and/or light wind generator to produce power and battery storage to store the power. These products are rapidly deployable and attractively designed. Our product lines include:

•	EV ARC™ Electric Vehicle Autonomous Renewable Charger – a patented, rapidly deployed, infrastructure product that uses integrated solar power, battery storage and electronics and computing, to provide a mounting asset and a source of power for factory installed electric vehicle charging stations of any brand. The electronics and energy storage are elevated to the underside of the tracking solar array, making the unit flood-proof up to nine and a half feet and allowing adequate parking space on the engineered ballast and traction pad which gives the product stability.

•	Solar Tree® DCFC – Off-grid, renewably energized and rapidly deployed, patented single-column mounted smart generation and energy storage system with the capability to provide fast charging to one or more electric vehicles or larger vehicles.

•	EV ARC™ DCFC – DC Fast Charging system for charging EVs.

•	EV-Standard™ – patent issued on December 31, 2019 and still under development. A lamp standard, EV charging and emergency power product which uses an existing streetlamp’s foundation and a combination of solar, wind, grid connection and onboard energy storage to provide curbside charging.

•

UAV ARC™ - patent issued on November 24, 2020 and still under development. An off-grid, renewably energized and rapidly deployed product and network used to charge aerial drone (UAV) fleets.

All Beam Global products are capable of operating completely independent of the utility grid but can also connect to the grid where it is advantageous to do so.

In addition, with the acquisition of substantially all of the assets of All Cell Technologies, LLC (“All Cell”) in March 2022, we now offer Beam AllCell™ energy storage technology with a highly flexible lithium-ion and lithium iron phosphate battery platform architecture. The battery design uses a proprietary phase change material which provides a low-cost thermal management solution and a unique safety mechanism to prevent propagation of thermal runaway. They are ideally suited for applications where energy density, safety and specialized enclosures require high power in small spaces. Drones, submersibles, recreational products and a host of micro mobility products benefit from this technology. Beam is already using AllCell™ energy storage products in EV ARC™ products for EV charging and plans to incorporate this battery technology in our new product designs that are under development.

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We believe that we are living in an increasingly electrified era, where electricity is replacing other forms of fuel and energy without being connected to the utility grid through the use of batteries and other forms of energy storage. We also believe that there is a clear need for a rapidly deployable and highly scalable EV charging infrastructure, and that our products fulfill these requirements. Unlike utility grid-tied installations which require general and electrical contractors, engineers, consultants, digging trenches, permitting, pouring concrete, wiring, and ongoing utility bills, the EV ARC™ systems, equipped with our proprietary battery technologies, can be deployed in minutes, not months, and are powered by renewable energy so there is no utility bill. We are agnostic as to the EV charging service equipment or provider and integrate best of breed solutions based upon our customer’s requirements. For example, our EV ARC™ and Solar Tree® products have been deployed with ChargePoint, Blink, Enel X, Electrify America and other high quality EV charging solutions. We can make recommendations to customers, or we can comply with their specifications and/or existing charger networks. Because they generate and store all their own electricity, our products replace the utility grid and civil infrastructure required to support EV chargers, but not the chargers themselves. We do not sell EV charging, rather we sell products which enable it.

We believe our chief differentiators for our electric vehicle charging infrastructure products are:

•	our patented, renewably energized products which dramatically reduce the cost, time and complexity of the installation and operation of EV charging infrastructure and outdoor media platforms when compared to traditional, utility grid tied alternatives;

•	our proprietary and patented energy storage solutions;

•	our first-to-market advantage with EV charging infrastructure products which are renewably energized, rapidly deployed and require no construction or electrical work on site;

•	our products’ capability to operate during grid outages and to provide a source of EV charging and emergency power rather than becoming inoperable during times of emergency or other grid interruptions; and

•	our ability to continuously create new and patentable inventions which are marketable and a complex integration of our own proprietary technology and parts, and other commonly available engineered components, creating a further barrier to entry for our competition.

Beam was formed in June 2006 as a limited liability company. Through a series of transactions and mergers, including a series of 2010 transactions where the then existing entity was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the company, the resulting entity became Envision Solar International, Inc., which then became Beam Global, a Nevada corporation. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121.  Our telephone number is (858) 799-4583.  Our website is located at www.beamforall.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus and investors should not rely on any such information in deciding whether to purchase our common stock.

Committed Equity Financing

On September 2, 2022, we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with B. Riley. Under the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth therein, we will have the right to sell to B. Riley up to the lesser of (i) $30,000,000 of newly issued shares of Common Stock, and (ii) the Exchange Cap (subject to certain conditions and limitations contained in the Purchase Agreement), from time to time during the term of the Purchase Agreement (the “Total Commitment”), after the date of this prospectus. Sales of Common Stock by us to B. Riley under the Purchase Agreement, and the timing of any such sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement which includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley of up to 2,015,985 shares of Common Stock, consisting of (i) the 10,484 Initial Commitment Shares that we issued to B. Riley as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement, (ii) the 10,484 Additional Commitment Shares that we may issue to B. Riley as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement (which amount may alternatively be paid to B. Riley in a cash payment of $150,000 representing the Additional Commitment Payment,  in either case prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement.) and (iii) up to 1,995,017 shares (or up to 2,005,501 shares if we elect to pay B. Riley the Additional Commitment Payment) of Common Stock that we may elect, in our sole discretion, to issue and sell to B. Riley under the Purchase Agreement, from time to time after the date of this prospectus.

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Upon the initial satisfaction of the conditions to B. Riley’s purchase obligations set forth in the Purchase Agreement (the “Commencement”), including that the registration statement that includes this prospectus be declared effective by the SEC, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period after the Commencement, to direct B. Riley to purchase a specified amount of Common Stock, not to exceed certain limitations set forth in the Purchase Agreement (each, a “VWAP Purchase”), by timely delivering written notice to B. Riley after 6:00 a.m. and prior to 9:00 a.m., New York City time, on any trading day (each, a “Purchase Date”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than a specified threshold price as set forth in the Purchase Agreement (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases (as defined below) by B. Riley under the Purchase Agreement have been received by B. Riley prior to the Company’s delivery of such applicable purchase notice to B. Riley.

The per share purchase price that B. Riley is required to pay for shares of Common Stock in any single VWAP Purchase effected by us pursuant to the Purchase Agreement, if any, will be determined by reference to the volume weighted average price of the Common Stock (the “VWAP”), calculated in accordance with the Purchase Agreement, for the period (the “Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on the Nasdaq Capital Market (the “Nasdaq”) on the applicable Purchase Date for such VWAP Purchase, and ending at the earliest to occur of (i) the official close of the regular trading session on the Nasdaq on such Purchase Date, (ii) such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches the applicable share volume maximum amount for such Purchase (the “Purchase Share Volume Maximum”), calculated by dividing (a) the applicable Purchase Share Amount for such Purchase, by (b) 0.20, and (iii) to the extent that Company elects in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold (as defined below), such time that the trading price of a share of Common Stock on the Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) falls below the applicable minimum price threshold for such VWAP Purchase specified by us in the Purchase Notice for such Purchase, or if we do not specify a minimum price threshold in such Purchase Notice, a price equal to 75.0% of the closing sale price of the Common Stock on the trading day immediately prior to the applicable Purchase Date for such Purchase (the “Minimum Price Threshold”), less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period.

In the event that the Company elects in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase and (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase.

In the event that the Company does not elect in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, the calculation of the volume of shares of Common Stock traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, and (z) all trades of Common Stock on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such VWAP Purchase.

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In addition to the regular VWAP Purchases described above, after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of the conditions set forth in the Purchase Agreement, to direct B. Riley to purchase, on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected (if any, although we are not required to effect an earlier regular VWAP Purchase on such trading day), a specified number of shares of Common Stock (each, an “Intraday VWAP Purchase”), not to exceed the lesser of (such lesser number of shares, the “Intraday VWAP Purchase Volume Maximum”): (i) 1 million shares and (ii) 20.0% of the total aggregate volume of shares of our Common Stock traded on the Nasdaq during the applicable “Intraday VWAP Purchase Valuation Period” (determined in the same manner as for a regular VWAP Purchase) for such Intraday VWAP Purchase (such specified number of shares, adjusted to the extent necessary to give effect to the applicable Intraday VWAP Purchase Maximum Amount, the “Intraday VWAP Purchase Share Amount”), by the delivery to B. Riley of an irrevocable written purchase notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any prior regular Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday VWAP Purchase effected on the same Purchase Date (if any) have ended), and prior to 3:30 p.m., New York City, on such Purchase Date (each, an “Intraday VWAP Purchase Notice”), so long as, (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price and (ii) all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases by B. Riley under the Purchase Agreement have been received by B. Riley prior to the time such Intraday VWAP Purchase Notice is delivered by us to B. Riley.

The per share purchase price for the shares of Common Stock that we elect to sell to B. Riley in an Intraday VWAP Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular VWAP Purchase (including the same fixed percentage discounts to the applicable VWAP as in the case of a regular VWAP Purchase, as described above), provided that the VWAP for each Intraday VWAP Purchase effected on a Purchase Date will be calculated over different periods during the regular trading session on the Nasdaq on such Purchase Date, each of which will commence and end at different times on such Purchase Date (the “Intraday Purchase Valuation Period”).

There is no upper limit on the price per share that B. Riley could be obligated to pay for the Common Stock we may elect to sell to it in any VWAP Purchase or any Intraday VWAP Purchase under the Purchase Agreement. In the case of VWAP Purchases and Intraday VWAP Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley in a VWAP Purchase or an Intraday VWAP Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

From and after the Commencement, we will control the timing and amount of any sales of Common Stock to B. Riley. Actual sales of shares of Common Stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our business and operations.

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Under the applicable Nasdaq rules, in no event may we issue to B. Riley under the Purchase Agreement more than 2,015,985 shares of Common Stock, which number of shares is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley for all of the shares of Common Stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $14.559 per share (which price is calculated based on the lower of the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules).. Moreover, we may not issue or sell any shares of Common Stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Rule 13d-3 promulgated thereunder), would result in B. Riley beneficially owning more than 4.99% of the outstanding shares of Common Stock. (the “Beneficial Ownership Cap”).

The net proceeds to us under the Purchase Agreement will depend on the frequency and prices at which we sell shares of our stock to B. Riley. We intend to use the net proceeds from the Purchase Agreement to further support our growth strategy through initiatives such as accretive acquisitions and internal investments, to bolster working capital and/or for general corporate purposes.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than, with certain exceptions, a prohibition on entering into certain types of “dilutive” equity transactions during the period beginning on the trading day immediately prior to any VWAP Purchase or Intraday VWAP Purchase, and ending on the fifth trading day after the full settlement thereof under the Purchase Agreement, and a prohibition on effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell Common Stock or any securities exercisable, exchangeable or convertible into Common Stock at a future determined price.

B. Riley has agreed that none of B. Riley, its officers, its sole member or any entity managed or controlled by B. Riley or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of the Common Stock or hedging transaction that establishes a net short position in the Common Stock during the term of the Purchase Agreement.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month next following the 24-month anniversary of the date of the Commencement, (ii) the date on which B. Riley shall have purchased from us under the Purchase Agreement shares of Common Stock for an aggregate gross purchase price of $30,000,000, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving we have been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of creditors. We have the right to terminate the Purchase Agreement at any time after the Commencement, at no cost or penalty, upon ten trading days’ prior written notice to B. Riley. B. Riley has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to us upon the occurrence of certain events set forth in the Purchase Agreement. We and B. Riley may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any VWAP Purchase or Intraday VWAP Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor B. Riley may assign or transfer our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by us or B. Riley.

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Upon our execution of the Purchase Agreement, we issued the 10,484 Initial Commitment Shares to B. Riley as consideration for its irrevocable commitment to purchase shares of our Common Stock at our election and in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. In addition to the Initial Commitment Shares, we also agreed, at our election and in our sole discretion, to either (i) issue to B. Riley the 10,484 Additional Commitment Shares or (ii) pay B. Riley $150,000 cash as the Additional Commitment Payment, in either case prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. Copies of the agreements have been filed as exhibits to the registration statement, of which this prospectus forms a part, and are available electronically on the SEC’s website at www.sec.gov.

We do not know what the purchase price for our Common Stock will be and therefore cannot be certain as to the number of shares we might issue to B. Riley under the Purchase Agreement after the Commencement. As of September 13, 2022, there were 10,095,562 shares of our Common Stock outstanding, of which 8,859,519 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to $30,000,000 of shares of our Common Stock to B. Riley, only 2,015,985 shares of our Common Stock are being registered for resale by B. Riley under this prospectus, which represents (i) the 10,484 Initial Commitment Shares that we issued to B. Riley Principal Capital II, LLC on September 2, 2022 under the Purchase Agreement (ii) the 10,484 Additional Commitment Shares that we may issue to B. Riley (which amount may alternatively be paid to B. Riley in an Additional Commitment Payment of $150,000 in cash and (iii) up to 1,995,017 shares of Common Stock (or up to 2,005,501 shares if we elect to pay B. Riley the Additional Commitment Payment) that may be issued to B. Riley from and after the Commencement, if and when we elect to sell shares to B. Riley under the Purchase Agreement. Depending on the market prices of our Common Stock at the time we elect to issue and sell shares to B. Riley under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our Common Stock in order to receive aggregate gross proceeds equal to the $30,000,000 Total Commitment available to us under the Purchase Agreement. If all 2,015,985 shares offered by B. Riley for resale under this prospectus were issued and outstanding on September 13, 2022, such shares would represent approximately 16.66% of the total number of outstanding shares of Common Stock and approximately 18.70% of the total number of outstanding shares of Common Stock held by non-affiliates of our company. If we elect to issue and sell more than the 2,015,985 shares offered under this prospectus to B. Riley, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by B. Riley is dependent upon the number of shares we may elect to sell to B. Riley under the Purchase Agreement from and after the Commencement.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to B. Riley.

Summary of Risks

Our business and this offering are subject to a number of risks of which you should be aware before investing in our securities. These risks include, among others, the following:

•	We have sustained recurring losses since inception and expect to incur additional losses in the foreseeable future.
•	It is not possible to predict the actual number of shares we will sell to B. Riley under the Purchase Agreement, or the actual gross proceeds that will result from those sales.
•	Investors who buy shares at different times will likely pay different prices and may experience different levels of return on their investments.
•	We may not have access to the full amount available under the Purchase Agreement.
•	We may use the proceeds from sales under the Purchase Agreement in ways with which you may not agree.

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•	We may need to raise additional capital or financing to continue to execute and expand our business.
•	We face risks related to COVID-19 which could significantly disrupt our manufacturing, research and development, operations, sales and financial results.
•	Our revenues are concentrated in a small number of customers and they may decrease significantly if we were to lose one of these customers.
•	Our revenue growth depends on consumers’ willingness to adopt electric vehicles.
•	We face intense competition, and many of our competitors have substantially greater resources than we do.
•	The solar energy industry and in particular, as it is utilized for EV charging, is an emerging market that is constantly evolving and may not develop to the size or at the rate we expect.
•	Tariffs imposed pursuant to Section 201 of the Trade Act of 1974 could significantly and adversely affect our business, revenues, margins, results of operations, and cash flows.
•	Existing regulations and policies and changes to these policies may present technical, regulatory, and economic barriers to the purchase and use of solar power products, which may significantly reduce demand for our products and services.
•	In high demand locations, the use of our products could exhaust their electricity supply on particular days, even with our storage batteries.
•	Developments in alternative technologies or improvements in distributed solar energy generation may have a material adverse effect on demand for our offerings.
•	Defects or performance problems in our products could result in loss of customers, reputational damage, and decreased revenue, and we may face warranty, indemnity, and product liability claims arising from defective products.
•	We may be subject to product liability claims.
•	If we are unable to keep up with advances in EV technology, we may suffer a decline in our competitive position.
•	If a third party asserts that we are infringing upon its intellectual property, it could be costly and time-consuming litigation, and our business may be harmed.
•	The success of our business depends in large part on our ability to protect and enforce our intellectual property rights.
•	The success of our business depends on the continuing contributions of Desmond Wheatley and other key personnel who may terminate their employment with us at any time, and we will need to hire additional qualified personnel.
•	If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our growth strategies.
•	We are exposed to various possible claims and hazards relating to our business, and our insurance may not fully protect us.
•	We may face litigation in the future.
•	The costs incurred by us to develop and manufacture our products may be higher than anticipated which could hurt our ability to earn a profit.
•	The equipment comprising our products currently charge at rates that are comparable to the average charging speed of competitors, but that may change in the future.
•	Our Company depends on key suppliers.
•	We have experienced technological changes in our industry.
•	New technologies may prove inappropriate and result in liability to us or may not gain market acceptance by our customers.
•	Existing regulations, and changes to such regulations, may present technical, regulatory and economic barriers to the purchase and use of our products, which may significantly reduce demand for our products.
•	Our media branding and advertising strategy may not result in a profitable operation of that segment of our business.
•	Our business is impacted by the availability to our customers of rebates, tax credits and other financial incentives, the reduction, elimination or uncertainty of which would reduce the demand for our products.

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•	Our business strategy may depend on the widespread adoption of solar power and EV charging technology.
•	Compliance with new and existing environmental laws and rules is required.
•	The success of our sales is dependent upon a continued need for renewable energy.
•	The success of our product offering may in some instances require the availability of locations provided by municipalities or private owners of real estate.
•	Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock, which could negatively impact the market price and liquidity of our common shares and our ability to access the capital markets.
•	We have identified a material weakness in our internal control over financial reporting which could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
•	Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.
•	We may acquire other businesses, which could require significant management attention, disrupt our business, dilute stockholder value and harm our business, revenue and financial results.
•	We are dependent on a limited number of suppliers for our battery cells, and in the current market, there is a risk that these suppliers will not be able to provide cells at prices and volumes acceptable to us, which could have an adverse effect on our business.

Sources of Industry and Market Data

Where information has been sourced from a third party, the source of such information has been identified. Unless otherwise indicated, the information contained in this prospectus on the market environment, market developments, growth rates, market trends and competition in the markets in which we operate is taken from publicly available sources, including third-party sources, or reflects our estimates that are principally based on information from publicly available sources.

Smaller Reporting Company

We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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Terms of the Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Common Stock offered by B. Riley:	This prospectus relates to the offer and sale of up to 2,015,985 shares of Common Stock by B. Riley, consisting of:

•	Up to 20,968 shares of Common Stock (comprised of (i) the 10,484 Initial Commitment Shares we issued to B. Riley on September 2, 2022 and (ii) the 10,484 Additional Commitment Shares we may issue to B. Riley at our election and in our sole discretion prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement in lieu of making the Additional Commitment Payment of $150,000 in cash) we may, at our election, issue to B. Riley as Commitment Shares as consideration for its irrevocable commitment to purchase shares of our Common Stock at our at our election and in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, and

•	1,995,017 (or up to 2,005,501 shares if we elect to pay B. Riley the Additional Commitment Payment) shares of our Common Stock we may, at our election, issue and sell to B. Riley pursuant to the Purchase Agreement from time to time after the Commencement, subject to satisfaction of specified conditions set forth on the Purchase Agreement.

Selling Stockholder:	B. Riley Principal Capital II, LLC

Shares of Common Stock outstanding:	10,095,562 shares of Common Stock (as of September 13, 2022).

Shares of Common Stock outstanding after giving effect to the issuance of the shares registered hereunder:	12,101,063 shares of Common Stock.

Use of proceeds:

We will not receive any proceeds from the sales of Common Stock by B. Riley pursuant to this prospectus. However, we may receive up to $30,000,000 in aggregate gross proceeds from sales of our Common Stock to B. Riley that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to B. Riley after the date of this prospectus. To the extent we sell Common Stock to B. Riley, we intend to use any proceeds therefrom for general corporate purposes. See “Use of Proceeds” on page 14 of this prospectus.

Conflicts of Interest:

B. Riley is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. See “Plan of Distribution (Conflict of Interest).”

Risk factors:	Investing in our securities involves a high degree of risk. See “Risk Factors” below and the other information included elsewhere in this prospectus for a discussion of factors you should carefully consider before deciding to invest our securities.

Listing:	Our Common Stock is listed on Nasdaq under the symbol “BEEM.”

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below and in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022., which are incorporated by reference into this prospectus, to the extent not otherwise updated by the risk factors below.

The risks and uncertainties set forth below and incorporated by reference into this prospectus are not the only ones we face. Additional risks and uncertainties not presently known or which we consider immaterial as of the date hereof may also have an adverse effect on our business. If any of the matters discussed in the following risk factors, or those incorporated by reference, were to occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our Common Stock could decline, and you could lose all or part of your investment.

Risks Related to the Offering

It is not possible to predict the actual number of shares we will sell to B. Riley under the Purchase Agreement, or the actual gross proceeds that will result from those sales.

Pursuant to the Purchase Agreement, B. Riley has committed to purchase up to $30,000,000 of shares of our Common Stock, subject to certain limitations and the satisfaction of the conditions set forth in the Purchase Agreement. From and after the Commencement, we will have the right, but not the obligation, to sell shares of Common Stock to B. Riley pursuant to the Purchase Agreement from time to time over a period of up to 24 months beginning on the Commencement.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to B. Riley under the Purchase Agreement. Sales of our Common Stock, if any, to B. Riley under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley pursuant to the Purchase Agreement. Depending on market liquidity at the time, resales of those shares by B. Riley may cause the public trading price of our Common Stock to decrease.

Because the purchase price per share to be paid by B. Riley for the shares of Common Stock that we may elect to sell to B. Riley under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock at the time we elect to sell shares to B. Riley pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to B. Riley under the Purchase Agreement, the purchase price per share that B. Riley will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by B. Riley under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices and may experience different levels of dilution.

Pursuant to the Purchase Agreement, we have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to B. Riley. If and when we do elect to sell shares of our Common Stock to B. Riley pursuant to the Purchase Agreement, after B. Riley has acquired such shares, B. Riley may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

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Investors may experience a decline in the value of the shares they purchase from B. Riley in this offering as a result of future sales made by us to B. Riley at prices lower than the prices such investors paid to B. Riley for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect such sales.

We may not have access to the full amount available under the Purchase Agreement.

Although the Purchase Agreement provides that we may sell up to an aggregate of $30,000,000 of our Common Stock to the Selling Stockholder, only 2,015,985 shares of our Common Stock are being registered for resale under this prospectus. If it becomes necessary for us to issue and sell to B. Riley under the Purchase Agreement more than the 2,015,985 shares of Common Stock being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $30,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley under the Purchase Agreement. Additionally, under the applicable rules of Nasdaq, in no event may we issue to B. Riley under the Purchase Agreement more than the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules or (ii) the average price per share paid by B. Riley for all of the shares of Common Stock that we direct the Selling Stockholder to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $14.559 per share. In addition, B. Riley will not be required to purchase any shares of Common Stock if such sale would result in B. Riley’s beneficial ownership exceeding 4.99% of the then-outstanding shares of Common Stock. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of our Common Stock in addition to the 2,015,985 shares of Common Stock being registered for resale by B. Riley under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our Common Stock ultimately offered for sale by B. Riley is dependent upon the number of shares of Common Stock, if any, we ultimately elect to sell to B. Riley under the Purchase Agreement.

We may use the proceeds from sales under the Purchase Agreement in ways with which you may not agree.

We will not receive any proceeds from the sale of the Common Stock being offered by B. Riley pursuant to this prospectus. However, we may receive up to $30,000,000 in aggregate gross proceeds from sales of our Common Stock to B. Riley pursuant to the Purchase Agreement that we may, in our discretion, elect to make, from and after the Commencement from time to time over a period of up to 24 months beginning on the Commencement. The net proceeds we receive from sales of shares of our Common Stock, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of Common Stock to B. Riley after the date of this prospectus. To the extent we sell Common Stock to B. Riley, we currently intend to use any proceeds therefrom for general corporate purposes, including making capital expenditures and funding working capital and future acquisitions and investments; however, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds we may receive from sales of Common Stock to B. Riley pursuant to the Purchase Agreement are being used by us in a manner agreeable to you. You must rely on management’s judgment regarding the application of these proceeds. The proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our Common Stock.

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COMMITTED EQUITY FINANCING

The following description of the offering is a summary of certain material attributes and characteristics, which does not purport to be complete in every detail and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement. The following summary uses words and terms which are defined in the Purchase Agreement and the Registration Rights Agreement. For full particulars of the terms of the offering, reference is made to the Purchase Agreement and Registration Rights Agreement.

On September 2, 2022, we entered into the Purchase Agreement and the Registration Rights Agreement with B. Riley. Pursuant to the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth therein, we will have the right, in our sole discretion, to sell to B. Riley up to $30,000,000 of shares of our Common Stock (subject to the limitations set forth in the Purchase Agreement), from time to time after the Commencement and during the term of the Purchase Agreement. Sales of Common Stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to B. Riley under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by B. Riley of up to 2,015,985 shares of Common Stock, consisting of (i) the 10,484 Initial Commitment Shares that we issued to B. Riley as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement, (ii) the 10,484 Additional Commitment Shares that we may issue to B. Riley (together with the Initial Commitment Shares, the “Commitment Shares”) as consideration for its commitment to purchase shares of Common Stock at our election under the Purchase Agreement (which amount may alternatively be paid to B. Riley in a cash payment of $150,000 representing the Additional Commitment Payment, in either case prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement.) and up to (iii) 1,995,017 shares of Common Stock (or up to 2,005,501 shares if we elect to pay B. Riley the Additional Commitment Payment) that we may elect, in our sole discretion, to issue and sell to B. Riley under the Purchase Agreement, from time to time after the date of this prospectus.

We do not have the right to commence any sales of our Common Stock to B. Riley under the Purchase Agreement until the Commencement, which is the date on which all of the conditions to B. Riley’s purchase obligations set forth in the Purchase Agreement have been initially satisfied, including that the registration statement that includes this prospectus, be declared effective by the SEC. From and after the Commencement, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement, to direct B. Riley to purchase a specified amount of shares of Common Stock, not to exceed the VWAP Purchase Maximum Amount (and subject to certain additional limitations set forth in the Purchase Agreement) by timely delivering VWAP Purchase Notices and/or Intraday VWAP Purchase Notices to B. Riley on certain trading days we select as Purchase Dates for such purchases in accordance with the terms of the Purchase Agreement.

From and after the date on which the Commencement occurs, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, we will control the timing and amount of any sales of Common Stock to B. Riley. Actual sales of shares of our Common Stock to B. Riley under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our business and its operations.

Under the applicable Nasdaq rules, in no event may we issue to B. Riley under the Purchase Agreement more than the Exchange Cap of 2,015,985 shares of our Common Stock, which number of shares is equal to 19.99% of the shares of our Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by B. Riley for all of the shares of Common Stock that we direct B. Riley to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $14.559 per share (which price is calculated based on the lower of the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of Common Stock to B. Riley under the Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by B. Riley and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in B. Riley Principal beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Cap”).

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Neither we nor B. Riley may assign or transfer any of our respective rights and obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

As consideration for B. Riley’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, we issued 10,484 Initial Commitment Shares to B. Riley.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Purchase of Common Stock Under the Purchase Agreement

VWAP Purchases

From and after the Commencement, we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period commencing on the Commencement, to direct B. Riley to purchase a specified amount of shares of Common Stock, not to exceed the applicable VWAP Purchase Maximum Amount calculated in accordance with the Purchase Agreement (such specified number of shares to be purchased by B. Riley in such VWAP Purchase, adjusted to the extent necessary to give effect to the applicable VWAP Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Purchase Share Amount”), in a VWAP Purchase under the Purchase Agreement, by timely delivering a written Purchase Notice to B. Riley, prior to 9:00 a.m., New York City time, on any trading day we select as the Purchase Date for such VWAP Purchase, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price (subject to adjustment as set forth in the Purchase Agreement); and

•	all shares of Common Stock subject to all prior Purchases and prior Intraday VWAP Purchases effected by us under the Purchase Agreement have been received by B. Riley prior to the time we deliver such VWAP Purchase Notice to B. Riley.

The maximum number of shares of Common Stock that B. Riley is required to purchase in any single VWAP Purchase under the Purchase Agreement may not exceed the VWAP Purchase Maximum Amount applicable to such VWAP Purchase, which (i) for a VWAP Purchase-Type A (as defined in the Purchase Agreement) made pursuant to the terms of the Purchase Agreement will be equal to the lesser of (a) 1,000,000, and (b) the product of (1) 0.10, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market  or (ii) for a VWAP Purchase-Type B (as defined in the Purchase Agreement) made pursuant to the terms of the Purchase Agreement will be equal to the lesser of (a) 1,000,000, and (b) the product of (1) 0.20, multiplied by (2) the total number (or volume) of shares of Common Stock traded on the Trading Market during the applicable Purchase Valuation Period (described below) for such VWAP Purchase.

The per share purchase price that B. Riley will be required to pay for shares of Common Stock in a VWAP Purchase effected by us pursuant to the Purchase Agreement, if any, will be equal to the VWAP of our Common Stock, calculated in accordance with the Purchase Agreement, for the applicable Purchase Valuation Period on the Purchase Date for such VWAP Purchase, less a fixed 3.0% discount to the VWAP for such Purchase Valuation Period. The Purchase Valuation Period for a VWAP Purchase is defined in the Purchase Agreement as the period beginning at the official open (or “commencement”) of the regular trading session on the Nasdaq on such Purchase Date, and ending at the earliest to occur of:

•	the official close of the regular trading session on the Nasdaq on such Purchase Date; and

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches (i) with respect to a VWAP Purchase-Type A (as defined in the Purchase Agreement), a number of shares of Common Stock equal to the quotient obtained by dividing (a) the VWAP Purchase Share Amount to be subscribed for and purchased by B. Riley in such VWAP Purchase-Type A, by (b) 0.10 and (ii) with respect to an VWAP Purchase-Type B (as defined in the Purchase Agreement), a number of shares of Common Stock equal to the quotient obtained by dividing (a) the VWAP Purchase Share Amount to be subscribed for and purchased by B. Riley in such VWAP Purchase-Type B, by (b) 0.20;

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provided, however, that (i) the event that the Company elects in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase and (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase or (ii) in the event that the Company does not elect in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, the calculation of the volume of shares of Common Stock traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, and (z) all trades of Common Stock on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such VWAP Purchase.

Intraday VWAP Purchases

In addition to the regular VWAP Purchases described above, from and after the Commencement, we will also have the right, but not the obligation, subject to the continued satisfaction of conditions set forth in the Purchase Agreement, to direct B. Riley to purchase in an Intraday VWAP Purchase under the Purchase Agreement on any trading day, including the same Purchase Date on which a regular VWAP Purchase is effected (if any), a specified amount of Common Stock, not to exceed the applicable Intraday VWAP Purchase Maximum Amount calculated in accordance with the Purchase Agreement (such specified number of shares to be purchased by B. Riley in such Intraday VWAP Purchase, adjusted to the extent necessary to give effect to the applicable Intraday VWAP Purchase Maximum Amount and certain additional limitations set forth in the Purchase Agreement, the “Intraday VWAP Purchase Share Amount”), by the delivery to B. Riley of an irrevocable written Intraday VWAP Purchase Notice, after 10:00 a.m., New York City time (and after the Purchase Valuation Period for any earlier regular VWAP Purchase effected on the same Purchase Date as such Intraday VWAP Purchase (if any) and the Intraday Purchase Valuation Period for the most recent prior Intraday VWAP Purchase effected on the same Purchase Date as such Intraday VWAP Purchase (if any) have ended), and prior to 3:30 p.m., New York City time, on such Purchase Date, so long as:

•	the closing sale price of our Common Stock on the trading day immediately prior to such Purchase Date is not less than the Threshold Price (subject to adjustment as set forth in the Purchase Agreement); and

•	all shares of Common Stock subject to all prior VWAP Purchases and prior Intraday VWAP Purchases effected by us under the Purchase Agreement have been received by B. Riley prior to the time we deliver such Intraday VWAP Purchase Notice to B. Riley.

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The per share purchase price that B. Riley will be required to pay for shares of Common Stock in an Intraday VWAP Purchase effected by us pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a regular VWAP Purchase, except that the VWAP used to determine the purchase price for shares of Common Stock to be purchased in an Intraday VWAP Purchase will be equal to the VWAP, calculated in accordance with the Purchase Agreement, for the applicable Intraday Purchase Valuation Period on the Purchase Date for such Intraday VWAP Purchase, less a fixed 3.0% discount to the VWAP for such Intraday Purchase Valuation Period. The Intraday Purchase Valuation Period for an Intraday VWAP Purchase is defined in the Purchase Agreement as the period during the regular trading session on the Nasdaq on such Purchase Date, after the latest to occur of:

•	such time that the applicable Intraday VWAP Purchase Notice is timely received by B. Riley;

•	such time that the Purchase Valuation Period for any prior regular VWAP Purchase effected on the same Purchase Date (if any) has ended; and

•	such time that the Intraday Purchase Valuation Period for the most recent prior Intraday VWAP Purchase effected on the same Purchase Date (if any) has ended,

and ending at the earliest to occur of:

•	the official close of the regular trading session on the Nasdaq on such Purchase Date; and

•	such time that the total aggregate number (or volume) of shares of Common Stock traded on the Nasdaq during such Intraday Purchase Valuation Period (calculated in accordance with the Purchase Agreement) reaches (i) with respect to an Intraday VWAP Purchase-Type A, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the Intraday VWAP Purchase Share Amount to be subscribed for and purchased by B. Riley in such Intraday VWAP Purchase-Type A, by (b) 0.10 and (ii) with respect to an Intraday VWAP Purchase-Type B, a number of shares of Common Stock equal to the quotient obtained by dividing (a) the Intraday VWAP Purchase Share Amount to be subscribed for and purchased by B. Riley in such Intraday VWAP Purchase-Type B, by (b) 0.20;

provided, however, that (i) the event that the Company elects in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, for purposes of calculating the volume of shares of Common Stock traded during a Purchase Valuation Period, as well as the VWAP for a Purchase Valuation Period, the following transactions, to the extent they occur during such Purchase Valuation Period, are excluded: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase and (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase or (ii) in the event that the Company does not elect in the applicable purchase notice that the Purchase Valuation Period will also be determined by the Minimum Price Threshold, the calculation of the volume of shares of Common Stock traded during a Purchase Valuation Period and the VWAP for a Purchase Valuation Period will exclude the following transactions, to the extent they occur during such Purchase Valuation Period: (x) the opening or first purchase of Common Stock at or following the official open of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, (y) the last or closing sale of Common Stock at or prior to the official close of the regular trading session on Nasdaq on the applicable Purchase Date for such VWAP Purchase, and (z) all trades of Common Stock on Nasdaq during such Purchase Valuation Period at a price below the applicable Minimum Price Threshold for such VWAP Purchase.

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We may, in our sole discretion, timely deliver multiple Intraday VWAP Purchase Notices to B. Riley prior to 3:30 p.m., New York City time, on a single Purchase Date to effect multiple Intraday VWAP Purchases on such same Purchase Date, including the same Purchase Date on which an earlier regular VWAP Purchase was effected by us (as applicable), although we are not required to effect an earlier regular VWAP Purchase on a Purchase Date in order to effect an Intraday VWAP Purchase on such Purchase Date, provided that the Purchase Valuation Period for any such earlier regular VWAP Purchase effected on the same VWAP Purchase Date as such Intraday VWAP Purchase (if any) and the Intraday VWAP Purchase Valuation Period for the most recent prior Intraday VWAP Purchase effected on the same Purchase Date as such Intraday VWAP Purchase (if any) have ended prior to 3:30 p.m., New York City time, on such Purchase Date, so long as all shares of Common Stock subject to all prior VWAP Purchases and all prior Intraday VWAP Purchases effected by us under the Purchase Agreement, including those effected earlier on the same Purchase Date as such Intraday VWAP Purchase, have been received by B. Riley prior to the time we deliver to B. Riley a new Intraday VWAP Purchase Notice to effect an Intraday VWAP Purchase on the same Purchase Date as a regular VWAP Purchase and/or Intraday VWAP Purchase effected by us earlier on such Purchase Date.

The terms and limitations that will apply to each subsequent Intraday VWAP Purchase effected on the same Purchase Date will be the same as those applicable to any earlier regular VWAP Purchase (as applicable) and any earlier Intraday VWAP Purchase effected on the same Purchase Date as such subsequent Intraday VWAP Purchase, and the per share purchase price for the shares of Common Stock that we elect to sell to B. Riley in each subsequent Intraday VWAP Purchase effected on the same Purchase Date as an earlier regular VWAP Purchase (as applicable) and/or earlier Intraday VWAP Purchase effected on such Purchase Date will be calculated in the same manner as in the case of such earlier regular VWAP Purchase (as applicable) and such earlier Intraday VWAP Purchase(s) effected on the same Purchase Date as such subsequent Intraday VWAP Purchase, with the exception that the Intraday VWAP Purchase Valuation Period for each subsequent Intraday VWAP Purchase will begin and end at different times (and may vary in duration) during the regular trading session on such Purchase Date, in each case as determined in accordance with the Purchase Agreement.

In the case of VWAP Purchases and Intraday VWAP Purchases effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of Common Stock to be purchased by B. Riley in any such VWAP Purchase or Intraday VWAP Purchase (as applicable), or in determining the applicable maximum purchase share amounts or applicable volume or price threshold amounts in connection with any such VWAP Purchase or Intraday VWAP Purchase (as applicable), in each case will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum purchase share amounts or applicable volume or price threshold amounts.

At or prior to 5:30 p.m., New York City time, on the applicable Purchase Date for a VWAP Purchase and/or Intraday VWAP Purchase, B. Riley will provide us with a written confirmation for such VWAP Purchase and/or Intraday VWAP Purchase, as applicable, setting forth the applicable purchase price (both on a per share basis and the total aggregate purchase price) to be paid by B. Riley for the shares of Common Stock purchased by B. Riley in such VWAP Purchase and/or Intraday VWAP Purchase, as applicable.

The payment for, against delivery of, shares of Common Stock purchased by B. Riley in a VWAP Purchase and any Intraday VWAP Purchase under the Purchase Agreement will be fully settled within two trading days immediately following the applicable Purchase Date for such VWAP Purchase and Intraday VWAP Purchase, as set forth in the Purchase Agreement.

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Conditions to Commencement and Each Purchase

B. Riley’s obligation to accept VWAP Purchase Notices and Intraday VWAP Purchase Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our Common Stock in VWAP Purchases and Intraday VWAP Purchases under the Purchase Agreement, are subject to (i) the initial satisfaction, at the Commencement, and (ii) the satisfaction, at the applicable “VWAP Purchase Commencement Time” or “Intraday VWAP Purchase Commencement Time” (as such terms are defined in the Purchase Agreement) on the applicable Purchase Date for each VWAP Purchase or Intraday VWAP Purchase, respectively, after the Commencement, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of B. Riley’s control, which conditions include the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•	the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•	the registration statement that includes this prospectus (and any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley under the Purchase Agreement) having been declared effective under the Securities Act by the SEC, and B. Riley being able to utilize this prospectus (and the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement) to resell all of the shares of Common Stock included in this prospectus (and included in any such additional prospectuses);

•	the SEC shall not have issued any stop order suspending the effectiveness of the registration statement that includes this prospectus (or any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley under the Purchase Agreement) or prohibiting or suspending the use of this prospectus (or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement), and the absence of any suspension of qualification or exemption from qualification of the Common Stock for offering or sale in any jurisdiction;

•	there shall not have occurred any event and there shall not exist any condition or state of facts, which makes any statement of a material fact made in the registration statement that includes this prospectus (or in any one or more additional registration statements filed with the SEC that include shares of Common Stock that may be issued and sold by the Company to B. Riley under the Purchase Agreement) untrue or which requires the making of any additions to or changes to the statements contained therein in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of this prospectus or the prospectus included in any one or more additional registration statements filed with the SEC under the Registration Rights Agreement, in the light of the circumstances under which they were made) not misleading;

•	this prospectus, in final form, shall have been filed with the SEC under the Securities Act prior to Commencement, and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the Common Stock shall not have been suspended by the SEC or the Nasdaq, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Stock on the Nasdaq shall be terminated on a date certain (unless, prior to such date, the Common Stock is listed or quoted on any other Eligible Market, as such term is defined in the Purchase Agreement), and there shall be no suspension of, or restriction on, accepting additional deposits of the Common Stock, electronic trading or book-entry services by DTC with respect to the Common Stock;

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•	the Company shall have complied with all applicable federal, state and local governmental laws, rules, regulations and ordinances in connection with the execution, delivery and performance of the Purchase Agreement and the Registration Rights Agreement;

•	the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement;

•	the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement or the Registration Rights Agreement, or seeking material damages in connection with such transactions;

•	all of the shares of Common Stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on the Nasdaq (or if the Common Stock is not then listed on the Nasdaq, on any Eligible Market), subject only to notice of issuance;

•	no condition, occurrence, state of facts or event constituting a Material Adverse Effect (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

•	the absence of any bankruptcy proceeding against the Company commenced by a third party, and the Company shall not have commenced a voluntary bankruptcy proceeding, consented to the entry of an order for relief against it in an involuntary bankruptcy case, consented to the appointment of a custodian of the Company or for all or substantially all of its property in any bankruptcy proceeding, or made a general assignment for the benefit of its creditors;

•	the Company shall have caused the Company’s transfer agent to credit B. Riley or its designee’s account at DTC as DWAC Shares such number of shares of Common Stock equal to the number of Initial Commitment Shares issued to B. Riley;

•	the Commencement Irrevocable Transfer Agent Instructions shall have been executed by the Company and delivered to acknowledged in writing by the Company’s transfer agent, and the Notice of Effectiveness relating to the Initial Registration Statement shall have been executed by the Company’s outside counsel and delivered to the Company’s transfer agent, in each case directing such transfer agent to issue to the Investor or its designated Broker-Dealer all of the Initial Commitment Shares, all of the Additional Commitment Shares (if applicable) and all of the Shares included in the Initial Registration Statement as DWAC Shares in accordance with this Agreement and the Registration Rights Agreement

•	the Company shall have reserved out of its authorized and unissued Common Stock, 2,015,985 shares of Common Stock solely for the purpose of issuing Shares pursuant to VWAP Purchases and Intraday VWAP Purchases that may be effected by the Company, in its sole discretion, from and after the Commencement under this Agreement.

•	the receipt by B. Riley of the legal opinions and negative assurances, and bring-down legal opinions and negative assurances as required under the Purchase Agreement.

•

the receipt by B. Riley of letters from the Company’s accountants, dated the Commencement and addressed to B. Riley, in substantially the form, scope and substance mutually agreed to by the Company and B. Riley at least one (1) Trading Day prior to the date on which the Initial Registration Statement is first filed with the SEC, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Public Company Accounting Oversight Board, and (ii) stating the conclusions and findings of such firm with respect to the audited and unaudited financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus (as supplemented by any Prospectus Supplement filed with the Commission on or prior to the Commencement), and certain other matters customarily covered by auditor “comfort letters”; and

•	FINRA’s Corporate Financing Department shall have confirmed in writing that it has determined not to raise any objection with respect to the fairness and reasonableness of the terms and arrangements of the transactions contemplated by the Purchase Agreement.

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Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the first day of the month next following the 24-month anniversary of the effective date of the registration statement of which this prospectus forms a part;

•	the date on which B. Riley shall have purchased shares of Common Stock under the Purchase Agreement for an aggregate gross purchase price equal to $30 million;

•	the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq or any other Eligible Market for a period of one (1) trading day;

•	the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving our company has been commenced that is not discharged or dismissed prior to such trading day; and

•	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors

We have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, upon ten (10) trading days’ prior written notice to B. Riley. We and B. Riley may also terminate the Purchase Agreement at any time by mutual written consent. In any case, no termination of the Purchase Agreement will be effective during the pendency of any Purchase that has not then fully settled in accordance with the Purchase Agreement.

B. Riley also has the right to terminate the Purchase Agreement upon ten (10) trading days’ prior written notice to us, but only upon the occurrence of certain events, including:

•	the occurrence of a Material Adverse Effect (as such term is defined in the Purchase Agreement);

•	the occurrence of a Fundamental Transaction (as such term defined in the Purchase Agreement) involving our company;

•	the Initial Registration Statement and any New Registration Statement is not filed by the applicable Filing Deadline therefor or declared effective by the Commission by the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or if we are in breach or default in any material respect of any of our covenants and agreements in the Purchase Agreement or in the Registration Rights Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within ten (10) trading days after notice of such breach or default is delivered to us;

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•	the effectiveness of the registration statement that includes this prospectus or any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement lapses for any reason (including the issuance of a stop order by the SEC), or this prospectus or the prospectus included in any additional registration statement we file with the SEC pursuant to the Registration Rights Agreement otherwise becomes unavailable to B. Riley for the resale of all of the shares of Common Stock included therein, and such lapse or unavailability continues for a period of thirty (30) consecutive trading days or for more than an aggregate of ninety (90) trading days in any 365-day period, other than due to acts of B. Riley;

•	trading in the Common Stock on the Nasdaq (or if the Common Stock is then listed on an Eligible Market, trading in the Common Stock on such Eligible Market) has been suspended for a period of five (5) consecutive trading days; or

•	the Company is in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within fifteen (15) trading days after notice of such breach or default is delivered to the Company.

No termination of the Purchase Agreement by us or by B. Riley will become effective prior to the fifth (5th) trading day immediately following the date on which any pending VWAP Purchase has been fully settled in accordance with the terms and conditions of the Purchase Agreement, and will not affect any of our respective rights and obligations under the Purchase Agreement with respect to any pending VWAP Purchase, and both we and B. Riley have agreed to complete our respective obligations with respect to any such pending VWAP Purchase under the Purchase Agreement. Furthermore, no termination of the Purchase Agreement will affect the Registration Rights Agreement, which will survive any termination of the Purchase Agreement.

No Short-Selling or Hedging by the Selling Stockholder

B. Riley has agreed that none of B. Riley, its officers, its sole member or any entity managed or controlled by B. Riley or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any (i) ”short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock, during the term of the Purchase Agreement.

Prohibition of Certain Variable Rate Transactions

Subject to certain specified exceptions in the Purchase Agreement, there are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), other than in connection with an Exempt Issuance (as defined in the Purchase Agreement).

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of Common Stock that may be issued or sold by us to B. Riley under the Purchase Agreement that are being registered under the Securities Act for resale by B. Riley in this offering are expected to be freely tradable. The shares of Common Stock being registered for resale in this offering may be issued and sold by us to B. Riley from time to time at our discretion over a period of up to 24 months commencing on the Commencement. The resale by B. Riley of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to B. Riley under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to B. Riley all, some or none of the shares of our Common Stock that may be available for us to sell to B. Riley pursuant to the Purchase Agreement.

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If and when we do elect to sell shares of our Common Stock to B. Riley pursuant to the Purchase Agreement, after B. Riley has acquired such shares, B. Riley may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from B. Riley in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from B. Riley in this offering as a result of future sales made by us to B. Riley at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to B. Riley under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with B. Riley may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to affect such sales.

Because the purchase price per share to be paid by B. Riley for the shares of Common Stock that we may elect to sell to B. Riley under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock during the applicable Purchase Valuation Period for each VWAP Purchase made pursuant to the Purchase Agreement, if any, as of the date of this prospectus it is not possible for us to predict the number of shares of Common Stock that we will sell to B. Riley under the Purchase Agreement, the actual purchase price per share to be paid by B. Riley for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of September 13, 2022, there were 10,095,562 shares of our Common Stock outstanding, of which 8,859,519 shares were held by non-affiliates. Although the Purchase Agreement provides that we may sell up to an aggregate of $30,000,000 of shares of our Common Stock to B. Riley, only 2,015,985 shares of our Common Stock (representing the maximum number of shares of Common Stock we may issue and sell under the Purchase Agreement under the Exchange Cap limitation and inclusive of (i) the 10,484 Initial Commitment Shares we issued to B. Riley as consideration for its irrevocable commitment to purchase shares of our Common Stock at our at our election and in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement and (ii) the up to 10,484 Additional Commitment Shares we may issue prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement in lieu of making the Additional Commitment Payment) are being registered for resale under the registration statement that includes this prospectus. If all of the 2,015,985 shares offered for resale by B. Riley under this prospectus were issued and outstanding as of September 13, 2022, such shares would represent approximately 16.66% of the total number of shares of our Common Stock outstanding and approximately 18.54% of the total number of outstanding shares held by non-affiliates, in each case as of September 13, 2022.

If it becomes necessary for us to issue and sell to B. Riley under the Purchase Agreement more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $30,000,000 under the Purchase Agreement, we must first (i) obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by B. Riley of any such additional shares of our Common Stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our Common Stock to B. Riley under the Purchase Agreement. The number of shares of our Common Stock ultimately offered for sale by B. Riley is dependent upon the number of shares of Common Stock, if any, we ultimately sell to B. Riley under the Purchase Agreement.

The issuance of our Common Stock to B. Riley pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our Common Stock that our existing stockholders own will not decrease, the shares of our Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

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The following table sets forth the amount of gross proceeds we would receive from B. Riley from our sale of shares of Common Stock to B. Riley under the Purchase Agreement at varying purchase prices:

			Gross
		Percentage of	Proceeds from
		Outstanding	the Sale of
		Shares After	Shares to the
	Number of	Giving Effect	Selling
	Registered	to the	Stockholder
	Shares to be	Issuance to	Under the
Assumed Average	Issued if Full	the Selling	Purchase
Purchase Price Per Share	Purchase(1)	Stockholder(2)	Agreement
$11.00	1,995,017	16.50%	$21,945,187
$12.00	1,995,017	16.50%	$23,940,204
$13.00	1,995,017	16.50%	$25,935,221
$13.81(3)	1,995,017	16.50%	$27,551,185
$14.00	1,995,017	16.50%	$27,930,238
$15.00	1,995,017	16.50%	$29,925,255
$16.00	1,875,000	15.66%	$30,000,000

(1)	Excludes the 10,484 Initial Commitment Shares that we issued to B. Riley and the 10,484 Additional Commitment Shares that we may issue to B. Riley pursuant to the terms of the Purchase Agreement in lieu of making the Additional Commitment Payment. Although the Purchase Agreement provides that we may sell up to $30,000,000 of our Common Stock to B. Riley, we are only registering 2,015,985 shares under the registration statement that includes this prospectus, which may or may not cover all of the shares we ultimately sell to B. Riley under the Purchase Agreement. We will not issue more than an aggregate of 2,015,985 shares of our Common Stock (the Exchange Cap), unless otherwise approved by our stockholders or if the average price of shares of our Common Stock sold under the Purchase Agreement equals or exceeds $14.559. The number of shares to be issued as set forth in this column (i) gives effect to the Exchange Cap and (ii) is without regard for the Beneficial Ownership Cap. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2)	The denominator is based on 10,095,562 shares outstanding as of September 13, 2022 (which (i) includes the 10,484 Initial Commitment Shares we issued to B. Riley on September 2, 2022 and (ii) does not include the up to 10,484 Additional Commitment Shares we may issue prior to the commencement of any sales of Common Stock to B. Riley pursuant to the terms of the Purchase Agreement in lieu of making the Additional Commitment Payment), adjusted to include the issuance of the number of shares set forth in the second column that we would have sold to B. Riley, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock set forth in the second column.

(3)	The closing sale price of our Common Stock on the Nasdaq on September 13, 2022.

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USE OF PROCEEDS

This prospectus relates to the offer and resale of up to 2,015,985 shares of Common Stock by B. Riley. All of the shares of Common Stock offered by B. Riley pursuant to this prospectus will be sold by B. Riley for its own account. We will not receive any of the proceeds from these sales. We may receive up to $30,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to B. Riley pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement will depend on the frequency and prices at which we sell shares of Common Stock to B. Riley after the date of this prospectus. See the section titled “Plan of Distribution (Conflict of Interest)” elsewhere in this prospectus for more information.

We intend that any funds we receive from our sale of shares to B. Riley under the Purchase Agreement will be used for general corporate purposes. We believe that opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. However, we do not have binding commitments or agreements for any specific acquisitions at this time. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. The precise amount and timing of the application of such proceeds will depend upon our liquidity needs and the availability and cost of other capital over which we have little or no control. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will have broad discretion in the way that we use these proceeds.

B. Riley will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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MARKET INFORMATION FOR OUR SECURITIES AND DIVIDENDS

Market Information

Our Common Stock is listed on Nasdaq under the symbol “BEEM.”

On September 15, 2022, the closing price of our Common Stock was $14.23. As of September 13, 2022, there were 10,095,562 shares of our Common Stock outstanding, held of record by 210 holders. The number of record holders of our Common Stock does not include the DTC participants or beneficial owners holding shares through nominee names.

Dividend Policy

We have not declared or paid any dividends on our Common Stock to date. We do not currently intend to pay any dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, prospects and other factors that our board of directors may deem relevant.

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BUSINESS

You should read the following description of our business with the section titled “Business” in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are incorporated by reference into this prospectus, to the extent not otherwise updated by the discussion below.

Beam develops, manufactures and sells high-quality, renewably energized infrastructure products for electric vehicle charging infrastructure, energy storage, energy security, disaster preparedness and outdoor media advertising.

The Company has designed five product lines for the electrification of transportation, that incorporate the same underlying proprietary technology and value for producing a unique alternative to utility grid-tied charging, having a built-in renewable energy source in the form of attached solar panels and/or light wind generator to produce power and battery storage to store the power. These products are rapidly deployable and attractively designed. Our product lines include:

•	EV ARC™ Electric Vehicle Autonomous Renewable Charger – a patented, rapidly deployed, infrastructure product that uses integrated solar power, battery storage and electronics and computing, to provide a mounting asset and a source of power for factory installed electric vehicle charging stations of any brand. The electronics and energy storage are elevated to the underside of the tracking solar array, making the unit flood-proof up to nine and a half feet and allowing adequate parking space on the engineered ballast and traction pad which gives the product stability.

•	Solar Tree® DCFC – Off-grid, renewably energized and rapidly deployed, patented single-column mounted smart generation and energy storage system with the capability to provide fast charging to one or more electric vehicles or larger vehicles.

•	EV ARC™ DCFC – DC Fast Charging system for charging EVs.

•	EV-Standard™ – patent issued on December 31, 2019 and still under development. A lamp standard, EV charging and emergency power product which uses an existing streetlamp’s foundation and a combination of solar, wind, grid connection and onboard energy storage to provide curbside charging.

•

UAV ARC™ - patent issued on November 24, 2020 and still under development. An off-grid, renewably energized and rapidly deployed product and network used to charge aerial drone (UAV) fleets.

All Beam Global products are capable of operating completely independent of the utility grid but can also connect to the grid where it is advantageous to do so.

In addition, with the acquisition of substantially all of the assets of All Cell Technologies, LLC (“All Cell”) in March 2022, we now offer Beam AllCell™ energy storage technology with a highly flexible lithium-ion and lithium iron phosphate battery platform architecture. The battery design uses a proprietary phase change material which provides a low-cost thermal management solution and a unique safety mechanism to prevent propagation of thermal runaway. They are ideally suited for applications where energy density, safety and specialized enclosures require high power in small spaces. Drones, submersibles, recreational products and a host of micro mobility products benefit from this technology. Beam is already using AllCell™ energy storage products in EV ARC™ products for EV charging and plans to incorporate this battery technology in our new product designs that are under development.

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We believe that we are living in an increasingly electrified era, where electricity is replacing other forms of fuel and energy without being connected to the utility grid through the use of batteries and other forms of energy storage. We also believe that there is a clear need for a rapidly deployable and highly scalable EV charging infrastructure, and that our products fulfill these requirements. Unlike utility grid-tied installations which require general and electrical contractors, engineers, consultants, digging trenches, permitting, pouring concrete, wiring, and ongoing utility bills, the EV ARC™ systems, equipped with our proprietary battery technologies, can be deployed in minutes, not months, and are powered by renewable energy so there is no utility bill. We are agnostic as to the EV charging service equipment or provider and integrate best of breed solutions based upon our customer’s requirements. For example, our EV ARC™ and Solar Tree® products have been deployed with ChargePoint, Blink, Enel X, Electrify America and other high quality EV charging solutions. We can make recommendations to customers, or we can comply with their specifications and/or existing charger networks. Because they generate and store all their own electricity, our products replace the utility grid and civil infrastructure required to support EV chargers, but not the chargers themselves. We do not sell EV charging, rather we sell products which enable it.

We believe our chief differentiators for our electric vehicle charging infrastructure products are:

•	our patented, renewably energized products which dramatically reduce the cost, time and complexity of the installation and operation of EV charging infrastructure and outdoor media platforms when compared to traditional, utility grid tied alternatives;

•	our proprietary and patented energy storage solutions;

•	our first-to-market advantage with EV charging infrastructure products which are renewably energized, rapidly deployed and require no construction or electrical work on site;

•	our products’ capability to operate during grid outages and to provide a source of EV charging and emergency power rather than becoming inoperable during times of emergency or other grid interruptions; and

•	our ability to continuously create new and patentable inventions which are marketable and a complex integration of our own proprietary technology and parts, and other commonly available engineered components, creating a further barrier to entry for our competition.

Beam was formed in June 2006 as a limited liability company. Through a series of transactions and mergers, including a series of 2010 transactions where the then existing entity was acquired by an inactive publicly-held company in a transaction treated as a recapitalization of the company, the resulting entity became Envision Solar International, Inc., which then became Beam Global, a Nevada corporation. Our principal executive offices are located at 5660 Eastgate Drive, San Diego, CA 92121.  Our telephone number is (858) 799-4583.  Our website is located at www.beamforall.com.  Information contained on, or that can be accessed through, our website is not part of this prospectus.

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SELLING STOCKHOLDER

This prospectus relates to the offer and sale by B. Riley of up to 2,015,985 shares of our Common Stock that have been and may be issued by us to B. Riley under the Purchase Agreement. For additional information regarding the shares of our common stock included in this prospectus, see the section titled “Committed Equity Financing” above. We are registering the shares of our Common Stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with B. Riley on September 2, 2022 in order to permit B. Riley to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, B. Riley has not had any material relationship with us within the past three years. As used in this prospectus, the term “selling stockholder” means B. Riley Principal Capital II, LLC.

The table below presents information regarding B. Riley and the shares of our Common Stock that may be resold by B. Riley from time to time under this prospectus. This table is prepared based on information supplied to us by B. Riley, and reflects holdings as of September 13, 2022. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our Common Stock being offered for resale by B. Riley under this prospectus. B. Riley may sell some, all or none of the shares being offered for resale in this offering. We do not know how long B. Riley will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution (Conflict of Interest)” in this prospectus, we are not aware of any existing arrangements between B. Riley and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our Common Stock with respect to which B. Riley has sole or shared voting and investment power. The percentage of shares of our common stock beneficially owned by B. Riley prior to the offering shown in the table below is based on an aggregate of 10,095,562 shares of our common stock outstanding on September 7, 2022. Because the purchase price to be paid by B. Riley for shares of our Common Stock, if any, that we may elect to sell to B. Riley in one or more VWAP Purchases and one or more Intraday VWAP Purchases from time to time under the Purchase Agreement will be determined on the applicable Purchase Dates therefor, the actual number of shares of our common stock that we may sell to B. Riley under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by B. Riley of all of the shares of our common stock being offered for resale pursuant to this prospectus.

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Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering
	Number(1)	Percent(2)		Number(3)	Percent(2)
B. Riley Principal Capital II, LLC(4)	10,484	*	2,015,985	0	--

* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Represents the 10,484 shares of our Common Stock we issued to B. Riley on September 2, 2022 as Initial Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering (i) all of the shares of our common stock that B. Riley may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of B. Riley’s control, including the registration statement that includes this prospectus becoming and remaining effective, and (ii) 10,484 shares of common stock that we may issue to B. Riley as Additional Commitment Shares, because the issuance of the Additional Commitment Shares to B. Riley is solely at our discretion based on our election to either issue the Additional Commitment Shares or pay the Additional Commitment Payment pursuant to the terms of the Purchase Agreement. Furthermore, the VWAP Purchases and the Intraday VWAP Purchases of our Common Stock under the Purchase Agreement are subject to certain agreed upon maximum amount limitations set forth in the Purchase Agreement. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to B. Riley to the extent such shares, when aggregated with all other shares of our Common Stock then beneficially owned by B. Riley, would cause B. Riley’s beneficial ownership of our Common Stock to exceed the 4.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our Common Stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price for all shares of our Common Stock purchased by B. Riley under the Purchase Agreement equals or exceeds $14.559 per share, such that the Exchange Cap limitation would not apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.

(2)	Applicable percentage ownership is based on 10,095,562 shares of our Common Stock outstanding as of September 13, 2022.

(3)	Assumes the sale of all shares of our Common Stock being offered pursuant to this prospectus.

(4)	The business address of B. Riley Principal Capital II, LLC (“BRPC II”) is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025. BRPC II’s principal business is that of a private investor. The sole member of BRPC II is B. Riley Principal Investments, LLC (“BRPI”), which is an indirect subsidiary of B. Riley Financial, Inc. (“BRF”). An Investment Committee of BRPC II (the “BRPC II Investment Committee”), which is composed of five members appointed by BRPI, has sole voting power and sole investment power over securities beneficially owned, directly, by BRPC II. All decisions with respect to the voting and disposition of securities beneficially owned, directly, by BRPC II are made exclusively by majority vote of the BRPC II Investment Committee, each member of the BRPC II Investment Committee having one vote, and no single member of the BRPC II Investment Committee has any ability to make any such decisions unilaterally or any veto power with respect to decisions that are made by the vote of a majority of the members of the BRPC II Investment Committee. The sole voting and investment powers of the BRPC II Investment Committee over securities beneficially owned, directly, by BRPC II are exercised independently from all other direct and indirect subsidiaries of BRF, and the voting and investment powers over securities beneficially owned directly or indirectly by all other direct and indirect subsidiaries of BRF are exercised independently from BRPC II. We have been advised that neither BRPI nor BRPC II is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an independent broker-dealer; however, each of BRPI and BRPC II is an affiliate of B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member, and certain officers of BRPC II and certain of the BRPC II Investment Committee members are associated persons of BRS. BRS will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by BRPC II from us pursuant to the Purchase Agreement to the public in this offering. See “Plan of Distribution (Conflict of Interest)” for more information about the relationship between BRPC II and BRS.

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PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

The shares of our Common Stock offered by this prospectus are being offered by the selling stockholder, B. Riley. The shares may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our Common Stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

B. Riley is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

B. Riley has informed us that it presently anticipates using, but is not required to use, B. Riley Securities, Inc. (“BRS”), a registered broker-dealer and FINRA member and an affiliate of B. Riley, as a broker to effectuate resales, if any, of our Common Stock that it may acquire from us pursuant to the Purchase Agreement, and that it may also engage one or more other registered broker-dealers to effectuate resales, if any, of such Common Stock that it may acquire from us. Such resales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. B. Riley has informed us that each such broker-dealer it engages to effectuate resales of our common stock on its behalf, excluding BRS, may receive commissions from B. Riley for executing such resales for B. Riley and, if so, such commissions will not exceed customary brokerage commissions.

B. Riley is an affiliate of BRS, a registered broker-dealer and FINRA member, which will act as an executing broker that will effectuate resales of our Common Stock that have been and may be acquired by B. Riley from us pursuant to the Purchase Agreement to the public in this offering. Because B. Riley will receive all the net proceeds from such resales of our Common Stock made to the public through BRS, BRS is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, this offering will be conducted in compliance with the provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as a “bona fide public market,” as defined in Rule 5121, exists for the securities offered. In accordance with FINRA Rule 5121, BRS is not permitted to sell shares of our Common Stock in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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Except as set forth above, we know of no existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the selling stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the selling stockholder may be less than or in excess of customary commissions. Neither we nor the selling stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the selling stockholder.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the selling stockholder, including with respect to any compensation paid or payable by the selling stockholder to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by the selling stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the selling stockholder.

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we issued to B. Riley 10,484 shares of our Common Stock as Initial Commitment Shares on September 2, 2022, which Initial Commitment Shares have a total aggregate value equal to 0.5% of B. Riley’s $30,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a purchase price of $14.408 per Commitment Share, representing the volume weighted average price per share of our Common Stock for the five-consecutive trading day period ending on the date of the Purchase Agreement), upon execution of the Purchase Agreement and the Registration Rights Agreement. We also have agreed, at our election and in our sole discretion, to either (i) issue to B. Riley 10,484 shares of our Common Stock as Additional Commitment Shares, which Additional Commitment Shares have a total aggregate value equal to 0.5% of B. Riley’s $30,000,000 total dollar amount purchase commitment under the Purchase Agreement (assuming a purchase price of $14.408 per Additional Commitment Share, representing the volume weighted average price per share of our Common Stock for the five-consecutive trading day period ending on the date of the Purchase Agreement) or (ii) pay B. Riley $150,000 cash as an Additional Commitment Payment, in either case prior to the commencement of any sales of our Common Stock to B. Riley pursuant to the terms of the Purchase Agreement. In accordance with FINRA Rule 5110, the 10,484 Initial Commitment Shares are deemed, and either the 10,484 Additional Commitment Shares or the $150,000 Additional Commitment Payment will be deemed, to be underwriting compensation in connection with sales of our Common Stock by B. Riley to the public. In addition, we have agreed to reimburse B. Riley for the reasonable legal fees and disbursements of B. Riley’s legal counsel in an amount not to exceed (i) $75,000 upon our execution of the Purchase Agreement and Registration Rights Agreement and (ii) $5,000 per fiscal quarter, in each case in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed to be underwriting compensation in connection with sales of our Common Stock by B. Riley to the public.

We also have agreed to indemnify B. Riley and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. B. Riley has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by B. Riley specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $302,539.72.

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B. Riley has represented to us that at no time prior to the date of the Purchase Agreement has B. Riley, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. B. Riley has agreed that during the term of the Purchase Agreement, none of B. Riley, its sole member, any of their respective officers, or any entity managed or controlled by B. Riley or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised B. Riley that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes B. Riley, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by B. Riley.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “BEEM”.

B. Riley and/or one or more of its affiliates has provided, currently provides and/or from time to time in the future may provide various investment banking and other financial services for us and/or one or more of our affiliates that are unrelated to the transactions contemplated by the Purchase Agreement and the offering of shares for resale by B. Riley to which this prospectus relates, for which investment banking and other financial services they have received and may continue to receive customary fees, commissions and other compensation from us, aside from any discounts, fees and other compensation that B. Riley has received and may receive in connection with the transactions contemplated by the Purchase Agreement, including the 10,484 Initial Commitment Shares we issued to B. Riley as consideration for its irrevocable commitment to purchase shares of our Common Stock from us under the Purchase Agreement, either the 10,484 Additional Commitment Shares issuable to B. Riley or the $150,000 Additional Commitment Payment payable to B. Riley as additional consideration for its irrevocable commitment to purchase shares of our common stock from us under the Purchase Agreement, the 3.0% fixed discount to current market prices of our Common Stock reflected in the purchase prices payable by B. Riley for our Common Stock that we may require it to purchase from us from time to time under the Purchase Agreement, and our reimbursement of up to an aggregate of $115,000 of B. Riley’s legal fees ($75,000 upon execution of the Purchase Agreement and $5,000 per fiscal quarter for the maximum two year term of the Purchase Agreement) in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement.

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LEGAL MATTERS

Weintraub Tobin has passed upon the validity of the Common Stock offered by this prospectus and certain other legal matters related to this prospectus.

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EXPERTS

The financial statements of Beam Global as of December 31, 2021, and for the year then ended incorporated in this prospectus by reference from the Beam Global Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Beam Global as of December 31, 2020 and for the year then ended have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as stated in their report thereon, and have been incorporated in this prospectus and registration statement by reference from the Beam Global annual report on Form 10-K for the year ended December 31, 2021 in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of All Cell Technologies, LLC as of December 31, 2021, incorporated in this prospectus and registration statement by reference to the Report on Form 8-K/A filed with the SEC on May 18, 2022, have been so included in reliance on the report of CohnReznick LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may access our SEC filings, including the registration and the exhibits filed therewith, at the SEC’s website www.sec.gov.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, file reports, proxy and information statements and other information with the SEC. Such annual, quarterly and special reports, proxy and information statements and other information are available for review at the SEC’s website www.sec.gov. We also make these documents publicly available, free of charge, on our website as soon as reasonably practicable after filing such documents with the SEC. Information on, or accessible through, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain of the information that we file with it after the date of the filing of the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

The documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of the registration statement and all such documents we may file with the SEC after the effectiveness of the registration statement, are incorporated by reference in this prospectus until the termination of the offering under this registration statement:

•	our Current Reports on Form 8-K filed on February 23, 2022, March 4, 2022, August 16, 2022 and September 2, 2022, and our Current Report on Form 8-K/A filed on March 7, 2022 and May 18, 2022;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2022, filed on May 25, 2022, and ending June 30, 2022, filed on August 12, 2022;

•	our Definitive Proxy Statement, filed on June 24, 2022, for our 2022 annual meeting of stockholders;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022, and our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021, filed on May 2, 2022; and

•	the description of our Common Stock set forth in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, together with any amendments or reports filed for the purpose of updating such description.

We will provide a copy of these filings (including certain exhibits that are specifically incorporated by reference therein) to each person, including any beneficial owner, to whom a prospectus is delivered. You may request a copy of any or all of these filings at no cost, by writing or calling us at:

Beam Global

5660 Eastgate Drive
San Diego, CA 92121
(858) 799-4583

Copies of certain information filed by us with the SEC, including our Annual Report and Quarterly Reports, are also available on our website at www.beamforall.com. Information contained on our website or that can be access through our website is not incorporated by reference herein.

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished, but not filed, with the SEC.

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